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U S WEST, Inc.
Suite 480
7800 East Orchard Road
Englewood, Colorado 80111
(303) 793-6626
Stephen E. Brilz
Senior Attorney


                                   October 31, 1995



U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

          Re:  Public Offering of Securities

          I have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 33-57889) filed contemporaneously herewith (the "Registration Statement") by U S WEST, Inc., a Delaware corporation ("U S WEST"), U S WEST Capital Funding, Inc., a Colorado corporation ("Capital Funding"), and U S WEST Financing I,
U S WEST Financing II and U S WEST Financing III, each a Delaware business trust (the "Trusts"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities of the Trusts (the "Preferred Securities") and subordinated debt securities of Capital Funding (the "Subordinated Debt Securities"). The Subordinated Debt Securities will be fully and unconditionally guaranteed by U S WEST (the "Debt Guarantees"). The Subordinated Debt Securities and the Debt Guarantee will be issued in accordance with the provisions of an indenture among U S WEST, Inc., a Colorado corporation, Capital Funding and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), as amended by a First Supplemental Indenture between U S WEST and the Trustee (as amended, the "Indenture"). The Preferred Securities will be guaranteed by U S WEST in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantees").

     I have examined U S WEST's certificate of incorporation and bylaws, as amended, Capital Funding's Articles of Incorporation and bylaws, as amended, the form of Indenture and such other documents, certificates and matters of fact


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as I have deemed necessary for purposes of this opinion.  I am familiar with the proceedings taken and proposed to be taken by U S WEST and Capital Funding in connection with the proposed authorization, issue and sale of the Preferred Securities, Preferred Securities Guarantees, Subordinated Debt Securities and Debt Guarantees.

          I am also familiar with the proposed opinion of legal counsel qualified to practice in New York concerning the validity, legality and binding effect of any Preferred
Securities Guarantees, Subordinated Debt Securities or Debt
Guarantees under New York law, upon which opinion I will rely, at such time as such securities are issued in connection with the Registration Statement.

          Based upon the foregoing, and in reliance thereon, it is my opinion that:

          1. Subject to the receipt of payment for the Subordinated Debt Securities and subject to the terms of the Subordinated Debt Securities being otherwise in compliance with then applicable law, when the Subordinated Debt Securities have been duly authorized, executed, authenticated, if necessary, and delivered in accordance with the terms of the applicable resolutions of the Board of Directors of Capital Funding, and any legally required consents, approvals, authorizations, and other orders of the Commission or any other judicial or regulatory authorities to be obtained, and, to the extent applicable, the articles of incorporation and bylaws of Capital Funding and the Indenture, the Subordinated Debt Securities will constitute legally issued and binding obligations of Capital Funding, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2. Subject to the receipt of payment for the Preferred Securities Guarantees and subject to the terms of the Preferred Securities Guarantees being otherwise in compliance with then applicable law, when the Preferred
Securities Guarantees have been duly authorized, executed and delivered in accordance with the terms of the resolutions of the Board of Directors of U S WEST, and any legally required consents, approvals, authorizations, and


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other orders of the Commission or any other judicial or
regulatory authorities to be obtained, and, to the extent applicable, the certificate of incorporation and bylaws of U S WEST, the Preferred Securities Guarantees will constitute legally issued and binding obligations of U S WEST, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3. Subject to the receipt of payment for the Debt Guarantees and subject to the terms of the Debt Guarantees being otherwise in compliance with then applicable law, when the Debt Guarantees have been duly authorized, executed and delivered in accordance with the terms of the resolutions of the Board of Directors of U S WEST, and any legally required consents, approvals, authorizations, and other orders of the Commission or any other judicial or regulatory authorities to be obtained, and, to the extent applicable, the certificate of incorporation and bylaws of U S WEST and the Indenture, the Debt Guarantees will constitute legally issued and binding obligations of U S WEST, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "Legal
Opinions" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              /s/ Stephen E. Brilz

                              Stephen E. Brilz

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